Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Fourth Quarter Revenue Increases 18% Over Prior Year; Positive Cash Flow from Operations

Conference Call Begins Wednesday, February 20th at 10:00 a.m. Eastern Time

NASHUA, N.H. (February 19, 2013) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and twelve months ended December 31, 2012.

“During the fourth quarter we posted strong revenue growth, maintained adjusted EBITDA profitability and generated positive cash flow,” said Ken Ferry, President and CEO of iCAD. “This considerable progress can be attributed to continued strong growth of our therapy solutions, a much stronger quarter in cancer detection coupled with on-going disciplined expense management. For the full year, therapy revenue was particularly strong as we more than doubled new systems and applicator sales compared with 2011.”

“We were pleased that the U.S. Centers for Medicare & Medicaid Services (CMS) issued an improved payment policy for the delivery of Intraoperative Radiation Therapy (IORT). The payment value assigned to IORT in the CMS Final Rule, announced in November 2012, was more than twice the value included in the Proposed Rule released by CMS in July 2012. We believe this favorable reimbursement policy, together with a growing body of clinical data, will accelerate the adoption of our technology by breast surgeons and radiation oncologists.”

“Over the course of 2012, we made good progress transforming our Cancer Detection business model to a mix of new and recurring revenue products. At the same time, we reduced operating expenses significantly year over year while continuing to invest in key product programs for mammography and MRI,” concluded Mr. Ferry.

Fourth Quarter Financial Results

Revenue: Total revenue for the fourth quarter of 2012 increased 18% to $7.8 million from $6.6 million for the fourth quarter of 2011, driven by a 94% increase in Therapy revenue offset by a 6% decrease in Cancer Detection product revenue.

Therapy revenue includes Xoft Axxent Electronic Brachytherapy product sales, as well as associated service and supply revenue. Cancer Detection revenue includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended December 31,
	2012	2011	% Change
Products	$4,728	$4,220	12%
Service and supply	3,090	2,390	29%

Total revenue	$7,818	$6,610	18%

	Three months ended December 31,
	2012	2011	% Change
Cancer Detection	$4,710	$5,004	(6)%
Therapy	3,108	1,606	294%

Total revenue	$7,818	$6,610	18%

Gross Margin: Gross profit for the fourth quarter of 2012 was $5.6 million, or 71.0% of revenue, compared with gross profit for the fourth quarter of 2011 of $4.5 million, or 68.1% of revenue.

Operating Expenses: Total operating expenses for the fourth quarter of 2012 declined to $6.3 million from $6.7 million for the fourth quarter of 2011, primarily the result of cost-control measures implemented in the fourth quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was income of $102,000 for the fourth quarter of 2012, compared with a loss of $1.2 million for the fourth quarter of 2011.

Net Loss: The net loss for the fourth quarter of 2012 was $2.7 million, or $0.25 per share, compared with a net loss for the fourth quarter of 2011 of $2.2 million, or $0.20 per share.

Non-GAAP Adjusted Net Loss: The Company posted a non-GAAP adjusted net loss, as defined below, for the fourth quarter of 2012 of $1.7 million, or $0.15 per share, compared with a non-GAAP adjusted net loss for the fourth quarter of 2011 of $2.3 million, or $0.21 per share.

Full Year Financial Results

Revenue: Total revenue for 2012 was $28.3 million, a decrease of 1%, compared with total revenue for 2011 of $28.7 million. The Xoft Axxent Electronic Brachytherapy system contributed approximately $11.0 million to 2012 revenue, an increase of $5.1 million or 87% compared with 2011. Therapy revenue consisted of approximately $8.1 million in product sales and $2.9 million in service and supply revenue.

	12 months ended December 31,
	2012	2011	% Change
Products	$17,976	$19,328	(7)%
Service and supply	10,299	9,324	10%

Total revenue	$28,275	$28,652	(1)%

	12 months ended December 31,
	2012	2011	% Change
Cancer Detection	$17,262	$22,765	(24)%
Therapy	11,013	5,887	87%

Total revenue	$28,275	$28,652	(1)%

Gross Margin: Gross profit for 2012 was $20.0 million, or 70.8% of revenue, compared with gross profit for 2011 of $20.0 million, or 69.9% of revenue.

Net Loss: The Company posted a net loss for 2012 of $9.4 million, or $0.87 per share, compared with a net loss for 2011 of $37.6 million, or $3.45 per share.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for 2012 was a loss of $1.5 million, compared with a loss for 2011 of $7.9 million.

Non-GAAP Adjusted Net Loss: The Company posted a non-GAAP adjusted net loss for 2012 of $8.8 million, or $0.81 per share, compared with a non-GAAP adjusted net loss for 2011 of $12.4 million, or $1.14 per share.

Cash and Cash Flow: As of December 31, 2012, the Company had cash and cash equivalents of $13.9 million, compared with $13.8 million as of September 30, 2012 and $4.6 million as of December 31, 2011. Net cash used by operations during 2012 was $4.2 million. In January 2012 the Company entered into a five-year, $15 million debt facility agreement with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the agreement, the Company issued a $15 million principal amount of senior secured notes, which included a revenue purchase agreement and warrants.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Wednesday, February 20, 2013 beginning at 10:00 a.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-591-6930 (domestic) or 617-614-4908 (international) and entering passcode 60116734. The call also will be broadcast live on the Internet at www.streetevents.com, www.earnings.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through February 27, 2013 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 71898017. The call will also be archived for 90 days at www.streetevents.com, www.earnings.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD’s Xoft System, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$13,948	$4,576
Trade accounts receivable, net of allowance for doubtful accounts of $48 in 2012 and $54 in 2011	4,980	4,003
Inventory, net	2,119	2,040
Prepaid expenses and other current assets	486	490

Total current assets	21,533	11,1’09

Property and equipment, net of accumulated depreciation and amortization of $3,627 in 2012 and $ 3,184 in 2011	1,483	1,884
Other assets	638	595
Intangible assets, net of accumulated amortization of $10,744 in 2012 and $8,840 in 2011	15,230	17,064
Goodwill	21,109	21,109

Total assets	$59,993	$51,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,940	$1,198
Accrued and other expenses	4,142	5,521
Interest payable	499	—
Warrant liability	1,538	—
Deferred revenue	6,520	5,765

Total current liabilities	14,639	12,484

Deferred revenue, long-term portion	1,502	1,446
Other long-term liabilities	1,341	1,776
Notes payable	14,846	—

Total liabilities	32,328	15,706

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 10,993,933 in 2012 and 10,950,902 in 2011; outstanding 10,808,102 in 2012 and 10,765,071 in 2011	110	110
Additional paid-in capital	165,416	164,432
Accumulated deficit	(136,446)	(127,072)
Treasury stock at cost 185,831 in 2012 and 2011	(1,415)	(1,415)

Total stockholders’ equity	27,665	36,055

Total liabilities and stockholders’ equity	$59,993	$51,761

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
Products	$4,728	$4,220	$17,976	$19,328
Service and supplies	3,090	2,390	10,299	9,324

Total revenue	7,818	6,610	28,275	28,652
Cost of revenue:
Products	1,231	1,161	4,834	4,788
Service and supplies	801	715	2,479	2,906
Amortization of acquired intangibles	233	232	931	931

Total cost of revenue	2,265	2,108	8,244	8,625

Gross profit	5,553	4,502	20,031	20,027

Operating expenses:
Engineering and product development	1,611	2,081	7,769	10,791
Marketing and sales	2,732	2,904	10,708	13,684
General and administrative	1,995	1,750	6,966	9,999
Contingent Consideration	—	—	—	(4,900)
Goodwill Impairment	—	—	—	26,828
Loss on indemnification asset	—	(60)	—	741

Total operating expenses	6,338	6,675	25,443	57,143

Loss from operations	(785)	(2,173)	(5,412)	(37,116)
Gain on sale of patent	—	—	—	—
Loss from change in fair value of warrant	(1,051)	—	(539)	—
Interest expense	(866)	(104)	(3,415)	(431)
Other (expense) income	8	12	35	36
Tax (expense) benefit	(8)	39	(43)	(76)

Net loss and comprehensive loss	$(2,702)	$(2,226)	$(9,374)	$(37,587)

Net loss per share:
Basic and diluted	$(0.25)	$(0.20)	$(0.87)	$(3.45)

Weighted average number of shares used in computing loss per share:
Basic and diluted	10,808	10,918	10,796	10,910

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

	For the year ended December 31,
	2012	2011
	(in thousands)
Cash flow from operating activities:
Net loss	$(9,374)	$(37,587)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	891	1,077
Amortization	1,904	2,094
Gain from change in fair value of warrant	539	—
Goodwill impairment	—	26,828
Loss on disposal of assets	174	21
Loss on indemnification asset	—	741
Stock-based compensation expense	996	904
Amortization of debt discount and debt costs	1,012	—
Interest on settlement obligations	388	422
Fair value of contingent consideration	—	(4,900)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(976)	(614)
Inventory	(79)	1,449
Prepaid and other current assets	469	248
Accounts payable	815	(1,375)
Accrued expenses	(1,775)	(713)
Deferred revenue	812	1,263

Total adjustments	5,170	27,445

Net cash used for operating activities	(4,204)	(10,142)

Cash flow from investing activities:
Additions to patents, technology and other	(70)	(13)
Additions to property and equipment	(665)	(263)

Net cash used for investing activities	(735)	(276)

Cash flow from financing activities:
Issuance of common stock for cash	—	60
Taxes paid related to restricted stock issuance	(14)	(67)
Payment for Xoft	—	(1,268)
Proceeds from debt financing, net	14,325	—

Net cash (used for) provided by financing activities	14,311	(1,275)

Increase (decrease) in cash and equivalents	9,372	(11,693)
Cash and equivalents, beginning of period	4,576	16,269

Cash and equivalents, end of period	$13,948	$4,576

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP Net Loss	$(2,702)	$(2,226)	$(9,374)	$(37,587)
Interest Expense	866	104	3,415	431
Other (expense) income	(8)	(12)	(35)	(36)
Stock Compensation	265	220	996	904
Depreciation	190	264	891	1,077
Amortization	432	524	1,904	2,094
Tax expense (benefit)	8	(39)	43	76
Severance	—	5	80	542
Loss (Gain) on warrant	1,051	—	539	—
Recall and patent lawsuits	—	10	—	1,578
Acquisition related	—	—	—	374
Contingent consideration	—	—	—	(4,900)
Goodwill Impairment	—	—	—	26,828
Loss on indemnification asset	—	(60)	—	741

Non GAAP Adjusted EBITDA	$102	$(1,210)	$(1,541)	$(7,878)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP Net Loss	$(2,702)	$(2,226)	$(9,374)	$(37,587)
Adjustments to net loss:
Severance	—	5	80	542
Gain on warrant	1,051	—	539	—
Recall and patent lawsuits	—	10	—	1,578
Acquisition related	—	—	—	374
Contingent consideration	—	—	—	(4,900)
Goodwill Impairment	—	—	—	26,828
Loss on indemnification asset	—	(60)	—	741

Non GAAP Adjusted Net Loss	$(1,651)	$(2,271)	$(8,755)	$(12,424)

Net loss per share
GAAP Net loss per share	$(0.25)	$(0.20)	$(0.87)	$(3.45)
Adjustments to net loss (as detailed above)	0.10	(0.01)	0.06	2.31

Non GAAP Adjusted Net Loss per share	$(0.15)	$(0.21)	$(0.81)	$(1.14)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or U.S. GAAP (“GAAP”). However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP “Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•

Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•

Indemnification asset gain (loss): The Company recorded an indemnification asset representing Xoft, Inc.’s obligation to indemnify iCAD for the outcome of potential liabilities as a result of iCAD’s acquisition of Xoft, Inc. The Company does not consider the indemnification asset gain(loss) to be directly related to the continuing operations of the business

•

Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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